ACCESS CORPORATION
              SCHEDULE II- Valuation and Qualifiying Accounts



Column A        Column B           Column C          Column D          Column E
                Balance            Charged to        Charged to        Balance
                Beginning          Costs and         Other             End of
Description     of Period          Expenses          Accounts          Period
-------------------------------------------------------------------------------
Year Ended
April 30, 1997

Deferred Income
Tax Benefit
Valuation
Allowance     ($2,539,700)          ($3,182)         $412,500      ($2,949,018)

Allowance for
Doubtful
Accounts         $189,685       (2)($12,000)         $189,685          $12,000
-------------------------------------------------------------------------------

Year Ended
April 30, 1996

Deferred Income
Tax Benefit
Valuation
Allowance     ($2,539,700)               $0                $0      ($2,539,700)

Allowance for
Doubtful
Accounts          $18,100       (2)($39,000)    (3) ($132,585)        $189,685
-------------------------------------------------------------------------------

Year Ended
April 30, 1995

Deferred Income
Tax Benefit
Valuation
Allowance     ($2,539,700)               $0                $0      ($2,539,700)

Allowance for
Doubtful
Accounts          $17,479      (2)  ($4,796)     (1)   $4,175          $18,100
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(1)  Accounts written off as uncollectable.

(2)  Net change in reserve.

(3)  Net incease as a result of acquision in FY 96